EXHIBIT 2


                           MINUTES OF A MEETING OF THE
               BOARD OF DIRECTORS OF LEGALPLAY ENTERTAINMENT INC.
                     HELD ON THE 29th DAY OF DECEMBER, 2004

The following resolutions were passed by the Board of Directors of LEGALPLAY ENTERTAINMENT INC. (the "Corporation") having been consented to and adopted in writing by all the Directors of the Corporation as at December 29th 2004.

WHEREAS the undersigned are Directors of LEGALPLAY ENTERTAINMENT INC., a Florida company, and they desire to take the action hereinafter set forth without a duly called meeting of the Directors.

NOW THEREFORE the undersigned hereby adopts the following resolutions, which shall have the same force and effect as if adopted at a duly called meeting of the Directors:

RESOLVED THAT:

     1. The Board of Directors accepts the resignation of Mr. Mark Glusing as President and director;

     2. The Board of Directors appoints Mr. Gregory Cathcart as a director of the Corporation. Mr. Cathcart has agreed, by written consent, to act as a director of the Corporation; and

     3. The Board of Directors appoints Mr. Gregory Cathcart to the position of President of the Corporation. Mr. Cathcart has agreed, by written consent, to act as an officer of the Corporation.

     4. The Board of Directors does hereby resolve to change the bank account(s) signing officer(s) to the sole signatory of Gregory Cathcart.

     5. The Board of Directors does hereby grant to Gregory Cathcart the authority to effect the terms of the resolutions as set out herein.

EFFECTIVE this 29th day of December, 2004.



/s/ Cecil Morris                                /s/ Keith Andrews
----------------------------------            ----------------------------------
Cecil Morris, Director                         Keith Andrews, Director



/s/ Gregory Cathcart
----------------------------------
Gregory Cathcart, Director



Accepted for filing in the Corporation's
records this 29th day of December, 2004.        /s/ Gregory Cathcart
                                              ----------------------------------
                                              Gregory Cathcart, President


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